                                                                    EXHIBIT 3.21


                      ARTICLES OF INCORPORATION-FOR PROFIT

                                       OF

                            MILESTONE TRADITIONS INC.


[XXXXX] Business Stock (15Pa.C.S.1306)          [ ] Professional (15Pa.C.S.2903)

[     ] Business Nonstock (15Pa.C.S.2102)       [ ] Management (15Pa.C.S.2702)

[     ] Business-Statutory Close                [ ] Insurance (15Pa.C.S.3101)
        (Pa. C.S. 2303)

[     ] Cooperative (15Pa.C.S.7102)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit, hereby state(s) that:

1.       The name of the corporation is:

         MILESTONE TRADITIONS INC.

2. The address of this corporation's initial registered office in this Commonwealth or name of its commercial registered office provider and the county of venue is:

         ERIC A. WEISS
         30 SUGAR MAPLE DRIVE
         NEWTOWN SQUARE, PA 19073
         DELAWARE COUNTY

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.       The aggregate number of shares authorized is:

         100 SHARES AT NO PAR VALUE

5. The name and address, including number and street, if any, of each incorporator is:

         WENDY SMITH
         319 MARKET STREET
         HARRISBURG, PA 17101

6.       The specified effective date, if any, is:

7. Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

ARTICLES OF INCORPORATION
MILESTONE TRADITIONS INC.


8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation on November 16, 1998.




/s/ WENDY SMITH
-----------------------------